Exhibit 99

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Ronald D. Paul
April 24, 2008	301.986.1800

EAGLE BANCORP, INC. ANNOUNCES

STABLE EARNINGS AND ASSETS REACHING $900 MILLION

BETHESDA, MD. Eagle Bancorp, Inc. (the “Company”) (Nasdaq: EGBN), the parent company of EagleBank, today announced net income of $1.7 million ($0.17 per basic share and per diluted share) for the three months ended March 31, 2008, compared to $1.7 million ($0.18 per basic share and $0.17 per diluted share) for the three months ended March 31, 2007.

“We are pleased to report solid financial results for Eagle Bancorp, Inc. for the first quarter of 2008 at a time of substantial stress in financial markets and a challenging interest rate environment “ noted Ronald D. Paul, President and CEO of Eagle Bancorp, Inc. “In spite of a continuing difficult interest rate environment, wherein the Federal Reserve has lowered interest rates sharply to combat a weakening economic situation, the Company maintained a strong net interest margin for the first quarter of 2008, and sustained a long-term trend of growth in our balance sheet” added Mr. Paul. Growth in average deposits, other funding sources and loans were the major drivers of the increase in net interest income for the three months ended March 31, 2008 as compared to the same three month period ended March 31, 2007. Despite an increase in non-accrual loans for the three months ended March 31, 2008, asset quality remains sound with net-charge offs for the three months ended March 31, 2008 at just .01% of average loans.

For the three months ended March 31, 2008, the Company reported an annualized return on average assets (ROAA) of 0.77% as compared to 0.88% for the three months ended March 31, 2007; while the annualized return on average equity (ROAE) was 7.98%, as compared to 9.23% for the same period in 2007, the lower ratios were due in large part to a decline in the net interest margin in the past twelve months.

Both lending and deposit activities showed growth for the three months ended March 31, 2008 as compared to the same period in 2007, as average loans increased 15% and average deposits increased by 6%.  Net interest income increased 8% for the three months ended March 31, 2008 over 2007, as the effect of favorable growth was partially offset by declines in the net interest margin. For the three months ended March 31, 2008 the net interest margin was 4.19% as compared to 4.41% for the three months ended March 31, 2007 and 4.30% for the three months ended December 31, 2007. This margin compression is a challenge that is facing the banking industry in general. The Company’s net interest margin remains favorable to peer banking companies.

The provision for credit losses was $720 thousand for the three months ended March 31, 2008 as compared to $303 thousand for the three months ended March 31, 2007. The higher provisioning in the first quarter of 2008 as compared to 2007 is primarily attributable to loan growth and in lesser part to changes in the portfolio mix and increases in non-performing and problem loans.  For the three months ended March 31, 2008, the Company recorded net charge-offs of just $25 thousand (0.01% of average loans), as compared to $413 thousand of net charge-offs (0.26% of average loans) for the three months ended March 31, 2007.  The ratio of non-performing loans to total loans increased to 1.54% at March 31, 2008, as compared to 0.74% at December 31, 2007 and 0.25% at March 31, 2007. The increase in non-performing loans at March 31, 2008 as compared to December 31, 2007 relates primarily to two commercial real loan relationships which include commercial real estate loans secured by residential properties which have experienced cost overruns and/or delays in the development and construction processes.  Management believes that the Company is adequately reserved for these non-performing real estate secured loans.  At March 31, 2008, the allowance for credit losses represented 1.15% of loans outstanding, as compared to 1.12% at December 31, 2007 and 1.14% at March 31, 2007. The higher allowance percentage at March 31, 2008 as compared to December 31, 2007 and the higher provision for the three months ended March 31, 2008, relate in part to the increases in non-performing and problem loans as mentioned above as well as increased provisioning due to substantial loan growth and changes in the loan mix in the three and twelve month periods, respectively.

Noninterest income for the three months ended March 31, 2008 decreased to $940 thousand from $998 thousand for the three months ended March 31, 2007, a 6% decline. This decline was due to a lower volume of SBA loan sales activity, which activity is subject to significant quarterly variances.

Noninterest expenses were $6.2 million for the three months ended March 31, 2008, as compared to $6.0 million for the three months ended March 31, 2007, a 3% increase. The primary reasons for this increase were increases in staff levels and related personnel costs, merit increases and benefit costs over the past twelve months and higher internet and license agreements costs. The efficiency ratio, which measures the level of non-interest expense to total revenue improved to 65.07% for the three months ended March 31, 2008, as compared to 67.44% for the three months ended March 31, 2007. While the Company continues to make strategic investments in infrastructure, more attention to overall cost management is being emphasized.

At March 31, 2008, total assets were $899.5 million compared to $776.2 million at March 31, 2007, a 16% increase. Total deposits amounted to $685.7 million, at March 31, 2008, an 8% increase over deposits of $632.1 million at March 31, 2007, while total loans increased to $759.5 million at March 31, 2008, from $637.4 million at March 31, 2007, a 19% increase. Total borrowed funds, which include customer repurchase agreements, increased to $123.7 million at March 31, 2008 from $65.0 million at March 31, 2007, a 90% increase. This increase in part represents a heavier reliance on purchased funds to meet loan demand.

The Company paid a dividend of $0.06 per share for the first quarter of 2008 and 2007.

The Summary of Financial Information presented on the following pages provides more detail of the Company’s performance for the three months ended March 31, 2008 as compared to the three months ended March 31, 2007, as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company’s Form 10K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2008.

The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking services through nine offices, located in Montgomery County, Maryland and Washington, D.C. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

In December 2007, the Company announced the signing of a definitive agreement to acquire Fidelity & Trust Financial Corporation, parent of Fidelity & Trust Bank. At December 31, 2007, Fidelity & Trust Financial Corporation had $447 million of assets. Fidelity & Trust Bank operates six locations, with one in Northern Virginia, three in Montgomery County, Maryland and two in the District of Columbia. The transaction is subject to regulatory and shareholder approvals and the satisfaction of other conditions, as set forth in the merger agreement. The transaction is currently anticipated to be completed in the third quarter of 2008.

Forward looking Statements: This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH FIDELITY & TRUST

Eagle Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the SEC. The proxy statement/prospectus will be mailed to the shareholders of Eagle Bancorp and Fidelity & Trust Financial Corporation. Investors and security holders of Eagle Bancorp and Fidelity & Trust Financial Corporation are urged to read the proxy statement/prospectus, the documents incorporated by reference in the proxy statement/prospectus, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about Eagle Bancorp, Fidelity & Trust Financial Corporation and the Merger Agreement and the transactions contemplated by the Merger Agreement. Investors will be able to obtain these documents free of charge at the SEC’s web site (http://www.sec.gov). In addition, documents filed with the SEC by Eagle Bancorp, Inc. will be available free of charge from Eagle Bancorp’s Investor Relations at 301/986-1800, or from Eagle Bancorp’s website at www.eaglebankmd.com. The directors, executive officers, and certain other members of management and employees of Eagle Bancorp and its subsidiaries are participants in the solicitation of proxies in favor of the issuance of shares pursuant to the merger from the shareholders of Eagle Bancorp. Information about the directors and executive officers of Eagle Bancorp is set forth in Eagle Bancorp’s proxy statement for the 2008 annual meeting of shareholders filed with the SEC on March 31, 2008.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Eagle Bancorp, Inc.

Statements of Financial Condition Highlights

(in thousands)

	March 31, 2008	December 31, 2007	March 31, 2007
	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash and due from banks	$18,117	$15,408	$16,470
Interest bearing deposits with banks and other short term investments	2,230	4,490	4,573
Federal funds sold	16,013	244	19,701
Investment securities available for sale, at fair value	82,932	87,117	74,216
Loans held for sale	1,945	2,177	2,531
Loans	759,547	716,677	637,356
Less: Allowance for credit losses	(8,733)	(8,037)	(7,263)
Premises and equipment, net	6,445	6,701	7,380
Accrued interest and other assets	20,971	21,623	21,224
Total Assets	$899,467	$846,400	$776,188

Liabilities and Stockholders’ Equity
Noninterest bearing deposits	$143,508	$142,477	$130,664
Interest bearing transaction	47,822	54,090	58,801
Savings and money market	193,348	177,081	177,717
Time, $100,000 or more	177,003	173,586	107,514
Other time	124,059	83,702	157,415
Total deposits	685,740	630,936	632,111
Customer repurchase agreements and federal funds purchased	61,727	76,408	35,043
Other borrowings	62,000	52,000	30,000
Other liabilities	6,463	5,890	4,574
Total liabilities	815,930	765,234	701,728
Stockholders’ equity	83,537	81,166	74,460
Total Liabilities and Stockholders’ Equity	$899,467	$846,400	$776,188

Eagle Bancorp, Inc.

Statements of Income Highlights

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Total interest income	$14,014	$13,736
Total interest expense	5,414	5,767
Net interest income	8,600	7,969
Provision for credit losses	720	303
Net interest income after provision for credit losses	7,880	7,666
Noninterest income (before investment gains)	930	991
Investment gains	10	7
Total noninterest income	940	998
Salaries and employee benefits	3,640	3,352
Premises and equipment expenses	1,080	1,208
Marketing and advertising	81	91
Other expenses	1,407	1,398
Total noninterest expense	6,208	6,049
Income before income tax expense	2,612	2,615
Income tax expense	961	933
Net income	$1,651	$1,682

Per Share Data:
Earnings per share, basic	$0.17	$0.18
Earnings per share, diluted	$0.17	$0.17
Weighted average shares outstanding, basic	9,781,237	9,488,567
Weighted average shares outstanding, diluted	9,933,993	9,816,711
Book value per share at period end	$8.53	$7.83
Dividend per share	$0.06	$0.06

Performance Ratios (annualized):
Return on average assets	0.77%	0.88%
Return on average equity	7.98%	9.23%
Net interest margin	4.19%	4.41%
Efficiency ratio (1)	65.07%	67.44%

Other Ratios:
Allowance for credit losses to total loans	1.15%	1.14%
Non-performing loans to total loans	1.54%	0.25%
Net charge-offs (annualized) to average loans	0.01%	0.26%
Average equity to average assets	9.67%	9.59%
Tier 1 leverage ratio	9.56%	9.68%
Total risk based capital ratio	10.96%	12.03%

Average Balances (in thousands):
Total assets	$860,030	$770,880
Total earning assets	$825,463	$732,529
Total loans (2)	$731,501	$636,225
Total deposits	$655,105	$616,492
Total borrowings	$116,684	$76,577
Total stockholders’ equity	$83,200	$73,890

(1) Computed by dividing noninterest expense by the sum of net interest income and noninterest income

(2) Includes loans held for sale

Eagle Bancorp, Inc.

Statements of Income Highlights - Quarterly Trends

(in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2007	2007	2007	2007	2006	2006	2006
Total interest income	$14,014	$14,879	$14,355	$14,107	$13,736	$13,848	$13,033	$12,213
Total interest expense	5,414	6,036	6,017	5,909	5,767	5,466	4,818	4,216
Net interest income	8,600	8,843	8,338	8,198	7,969	8,382	8,215	7,997
Provision for credit losses	720	883	421	36	303	327	711	592
Net interest income after provision for credit losses	7,880	7,960	7,917	8,162	7,666	8,055	7,504	7,405
Noninterest income (before investment gains)	930	1,961	1,032	1,196	991	906	1,287	689
Investment gains (losses)	10	(1)	—	—	7	39	(71)	156
Total noninterest income	940	1,960	1,032	1,196	998	945	1,216	845
Salaries and employee benefits	3,640	3,784	3,577	3,454	3,352	3,177	3,104	2,975
Premises and equipment expenses	1,080	1,180	1,186	1,255	1,208	1,040	1,107	819
Marketing and advertising	81	109	134	131	91	221	102	145
Other expenses	1,407	1,395	1,276	1,391	1,398	1,305	1,383	1,223
Total noninterest expense	6,208	6,468	6,173	6,231	6,049	5,743	5,696	5,162
Income before income tax expense	2,612	3,452	2,776	3,127	2,615	3,257	3,024	3,088
Income tax expense	961	1,166	1,021	1,149	933	1,105	1,124	1,098
Net income	$1,651	$2,286	$1,755	$1,978	$1,682	$2,152	$1,900	$1,990

Per Share Data (1):
Earnings per share, basic	$0.17	$0.24	$0.18	$0.21	$0.18	$0.23	$0.20	$0.21
Earnings per share, diluted	$0.17	$0.23	$0.18	$0.20	$0.17	$0.22	$0.19	$0.20
Weighted average shares outstanding, basic	9,781,237	9,689,422	9,580,790	9,532,765	9,488,567	9,442,952	9,423,947	9,420,579
Weighted average shares outstanding, diluted	9,933,993	9,884,709	9,838,524	9,813,537	9,816,711	9,842,928	9,869,514	9,847,644
Book value per share at period end	$8.53	$8.35	$8.15	$7.95	$7.83	$7.69	$7.49	$7.27
Dividend per share	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.05

Performance Ratios (annualized):
Return on average assets	0.77%	1.06%	0.88%	1.02%	0.88%	1.13%	1.05%	1.13%
Return on average equity	7.98%	11.33%	9.09%	10.50%	9.23%	11.89%	10.84%	11.73%
Net interest margin	4.19%	4.30%	4.34%	4.45%	4.41%	4.63%	4.81%	4.82%
Efficiency ratio (2)	65.07%	59.87%	65.88%	66.33%	67.44%	61.57%	60.40%	58.38%

Other Ratios:
Allowance for credit losses to total loans	1.15%	1.12%	1.09%	1.11%	1.14%	1.18%	1.19%	1.10%
Non-performing loans to total loans	1.54%	0.74%	0.82%	0.22%	0.25%	0.32%	0.34%	0.41%
Net charge-offs (annualized) to average loans	0.01%	0.15%	0.18%	0.01%	0.26%	0.00%	(0.02)%	0.26%
Average equity to average assets	9.67%	9.39%	9.69%	9.70%	9.59%	9.49%	9.69%	9.67%
Tier 1 leverage ratio	9.56%	9.46%	9.78%	9.84%	9.68%	9.67%	11.03%	11.10%
Total risk based capital ratio	10.96%	11.21%	11.93%	11.85%	12.03%	11.91%	12.12%	12.11%

Average Balances (in thousands):
Total assets	$860,030	$852,243	$799,382	$778,454	$770,880	$756,323	$717,481	$703,889
Total earning assets	$825,463	$816,187	$761,646	$738,501	$732,529	$718,751	$678,225	$665,569
Total loans (3)	$731,501	$687,030	$665,222	$647,714	$636,225	$606,934	$581,874	$568,273
Total deposits	$655,105	$659,355	$636,573	$624,413	$616,492	$616,929	$589,597	$581,751
Total borrowings	$116,684	$107,697	$80,952	$74,948	$76,577	$62,711	$53,837	$49,849
Total stockholders’ equity	$83,200	$80,058	$77,468	$75,549	$73,890	$71,784	$69,537	$68,049

(1) All periods from September 30, 2006 and prior were adjusted to give retroactive effect to the 1.3 to 1 stock split in the form of a 30% stock dividend paid on July 5, 2006

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income

(3) Includes loans held for sale